EXHIBIT 99.2

Pro Forma Financial Impact

Summit Financial Group, Inc.'s Acquisition of Highland County Bankshares, Inc.

February 29. 2016

Summit FINANCIAL GROUP
Strength. Vision. Prosperity.

Forward-Looking Statements

This investor information contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are intended to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about (i) the benefits of a merger between Highland County Bankshares, Inc. ("HCB") and Summit Financial Group, Inc. ("SMMF"), including future financial and operating results, cost savings enhancements to revenue and accretion to reported earnings that may be realized from the merger; (ii) SMMF's and HCB's plans, objectives, expectations and intentions and other statements contained in this Report, the press release or the investor information sheet that are not historical facts; and (iii) other statements identified by words such as "expects" "anticipates," "intends," "plans," "believes," "seeks," "estimates," "targets," "projects," or words of similar meaning generally intended to identify forward-looking statements. These forward-looking statements are based upon the current beliefs and expectations of the respective managements of SMMF and HCB and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the control of HCB and SMMF. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the anticipated results discussed in these forward-looking statements because of possible uncertainties.

Forward-Looking Statements continued

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) the businesses of SMMF and HCB may not be combined successfully, or such combination may take longer, be more difficult, time-consuming or costly to accomplish than expected; (2) the expected growth opportunities or cost savings from the merger may not be fully realized or may take longer to realize than expected; (3) deposit attrition, operating costs, customer losses and business disruption following the merger, including adverse effects on relationships with employees, may be greater than expected; (4) the regulatory approvals required for the merger may not be obtained on the proposed terms or on the anticipated schedule; (5) the stockholders of HCB may fail to approve the merger; (6) legislative or regulatory changes, including changes in accounting standards, may adversely affect the businesses in which SMMF and HCB are engaged; (7) changes in the interest rate environment may adversely affect net interest income; (8) results may be adversely affected by continued diversification of assets and adverse changes to credit quality; (9) competition from other financial services companies in SMMF's and HCB's markets could adversely affect operations; and (10) the economic slowdown could continue to adversely affect credit quality and loan originations. Additional factors, that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in SMMF's reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the Securities and Exchange Commission and available on the SEC's Internet site (http://www.sec.gov).

SMMF and HCB caution that the foregoing list of factors is not exclusive. All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters attributable to SMMF or HCB or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. SMMF and HCB do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

Pro Forma Financial Impact

Key Assumptions

- Acquisition price of $38.00 per HCB share; 100% cash; total deal value of $21.8 million
- One-time deal and restructuring costs of approximately $1.1 million
- Cost savings
  - Approximately 40% of HCB's noninterest expense base
  - 50% of cost saving realized in 2016; 100% in 2017
- Loan growth totaling $50 million using HCB's excess liquidity
  - 2016 - $11 million
  - 2017 - $27 million
  - 2018 - $12 million
- Gross HCB credit mark of 2.5% ($0.5 million net fair value adjustment)
- Total intangibles of $6.3 million created ($1.0 million core deposit intangible, amortized over 10 years; $5.3 million goodwill)
- Projected close early Q3 2016

Estimated Pro Forma Impact

- Estimated Pro Forma Financial Results
  - SMMF TBV dilution at close - 4.8%; expected dynamic earnback period 3.4 years
  - Immediate SMMF EPS accretion, as follows:
    - 2016 – 3-4%
    - 2017 – 7-10%
    - 2018 – 8-11%
- Estimated Pro Forma Balance Sheet at Close
  - Assets - $1.65 billion
  - Loans - $1.17 billion
  - Deposits - $1.21 billion
  - Equity - $150 million
- Estimated Pro Forma Capital Ratios at Close
  - TCE / TA - 8.3 %
  - Tier 1 Leverage - 9.7%
  - Tier 1 RBC - 12.5%
  - Total RBC - 13.5%

Summit FINANCIAL GROUP
Strength. Vision. Prosperity.